UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2007
ABLEST INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10893	65-0978462
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No)
of incorporation)

1511 N. Westshore Blvd., Suite 900, Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (813) 830-7700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230,425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Merger Agreement
On April 4, 2007, Ablest Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Koosharem Corporation, a California corporation (“Parent”), and Select Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Parent is the holding company of Select Remedy. Select Remedy is the product of the recently completed acquisition of RemedyTemp, Inc. by Parent. Select Remedy, with approximately 280 offices throughout North America, is a professional staffing organization focused on delivering human capital workforce solutions in various business sectors.
Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company as the surviving corporation of the merger (the “Merger”). In the Merger, each share of common stock (including shares of restricted stock) of the Company, other than those held by the Company, Parent or Merger Sub, or any of their respective subsidiaries, and other than those shares with respect to which appraisal rights are properly exercised, will be converted into the right to receive $11.00 per share in cash (the “Merger Consideration”). In addition, all outstanding options to acquire shares of Company common stock will vest at the effective time of the Merger and holders of such options will receive an amount in cash equal to the excess, if any, of the Merger Consideration over the exercise price per share subject to the option for each share subject to the option.
The Board of Directors of the Company, upon the unanimous recommendation of a special committee consisting of all of the independent members of the Company’s Board of Directors (the “Special Committee”), has unanimously approved the Merger Agreement and determined that the Merger Agreement and the Merger are advisable and both fair to and in the best interest of the Company’s shareholders. Raymond James & Associates, Inc. rendered a fairness opinion to the Special Committee as to the fairness, from a financial point of view, of the consideration to be received by the Company’s shareholders in the Merger.
The Company, on the one hand, and Parent and Merger Sub, on the other hand, have made customary representations, warranties, covenants and agreements in the Merger Agreement.
Completion of the Merger is subject to customary closing conditions, including approval by the Company’s shareholders. Pursuant, and subject to, the terms of the Voting Agreement (as hereinafter defined) entered into with Parent and Merger Sub, members of the Heist family (including Charles H. Heist, III, the Company’s Chairman of the Board) have agreed to vote the approximately 50.4% of the Company’s outstanding common stock beneficially owned thereby in favor of the Merger. The transaction is not subject to a financing condition.

The parties currently expect that the Merger will be completed by June 30, 2007.
The Merger Agreement contains certain non-solicitation provisions but permits the Company to encourage and solicit proposals for a competing transaction for a period of 15 days from April 4, 2007. Hyde Park Capital Advisors, LLC, the financial adviser to the Special Committee, will be assisting the Special Committee with respect to the solicitation of proposals for a competing transaction. The Company may, in certain circumstances, terminate the Merger Agreement if its board of directors (or a committee thereof) determines in good faith that it has received an unsolicited (except as otherwise permitted pursuant to the terms of the Merger Agreement) “superior proposal,” as defined in the Merger Agreement. In connection with such termination, the Company must pay a fee of $1.0 million to Parent. Either the Company or Parent may also terminate the Merger Agreement in certain other specified circumstances.
The Merger Agreement provides that the closing of the transaction will be on the first business day after the satisfaction or waiver of all of the conditions precedent thereto, or at such other time as the parties may agree in writing. Upon consummation of the Merger, the Company’s common stock would be delisted from the American Stock Exchange and deregistered under Section 12 of the Securities Exchange Act of 1934.
The Merger Agreement is attached as Exhibit 2.1 hereto and is incorporated by reference herein. The foregoing description of the Merger Agreement and the Merger is qualified in its entirety by reference to Exhibit 2.1.
Voting Agreement
In connection with the Merger Agreement, certain shareholders of the Company controlling voting power over approximately 50.4% of the Company’s outstanding common stock have entered into a voting agreement with Parent and Merger Sub (the “Voting Agreement”) pursuant to which those shareholders have agreed to vote in favor of the transactions contemplated by the Merger Agreement and not to transfer their shares except under certain circumstances. The Voting Agreement will terminate upon any termination of the Merger Agreement.
The Voting Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference herein. The foregoing description of the Voting Agreement is qualified in its entirety by reference to Exhibit 10.1.
Important Additional Information Will be Filed with the SEC
The Company has agreed to file a proxy statement in connection with the Merger. The proxy statement will be mailed to the stockholders of the Company. The Company’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the Merger and the Company.

Stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company, when they are available, through the web site maintained by the SEC at www.sec.gov.
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s proxy statement filed with the SEC in connection with the Company’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on April 17, 2006. Investors and security holders may obtain more detailed information regarding the direct ad indirect interests of the Company and its executive officers and directors in the Merger by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.
Item 8.01. Other Events
On April 4, 2007, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d)   Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated April 4, 2007, by and among Koosharem Corporation, Select Acquisition, Inc. and Ablest Inc.*

10.1	Voting Agreement dated April 4, 2007

99.1	Press Release, dated April 4, 2007

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABLEST INC.
April 4, 2007	By:	/s/ Nolan B. Gardner
Nolan B. Gardner
Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated April 4, 2007, by and among Koosharem Corporation, Select Acquisition, Inc. and Ablest Inc.*

10.1	Voting Agreement, dated April 4, 2007

99.1	Press Release, dated April 4, 2007

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

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